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                                                                   Exhibit 10.15

                       STOCK PURCHASE AND SALE AGREEMENT
                                (Sale by CATC)

     This Stock Purchase and Sale Agreement (this "Agreement") is made and entered into as of this 28th day of September, 2000 by and between Computer Access Technology Corporation, a California corporation ("CATC"), and Agilent Technologies, Inc., a Delaware corporation ("Agilent").

                                   RECITALS

          A.   Agilent wishes to purchase shares of CATC's Common Stock;

          B. CATC has authorized the issuance and sale to Agilent of shares of CATC's Common Stock.

          C. CATC and Agilent have entered into a Product Development and License Agreement dated September 27, 2000 in conjunction with this Agreement (the "Product Development and License Agreement").

                                   AGREEMENT

          NOW, THEREFORE, based on the foregoing and other due and proper consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to the Agreement agree as follows:

1.   Shares. In the event that an initial public offering of Common Stock of
     ------
CATC ("IPO") has not occurred before or on January 31, 2001, CATC agrees to sell and Agilent agrees to purchase from CATC 184,615 shares of the CATC's Common Stock for a purchase price per share of $16.25 per share (subject to adjustment after the date of this Agreement for stock splits, stock dividends, reverse stock splits, recapitalizations and the like) (the "Shares").

2.   Sale of Stock. CATC shall sell and deliver to Purchaser, and Purchaser
     -------------
agrees to purchase and accept from CATC, the Shares free and clear of all liens, encumbrances and restrictions of any kind or nature whatsoever other than applicable securities laws on the terms and subject to the conditions set forth in this Agreement, for the total purchase price of $2,999,993.70, such amount to be paid and delivered to CATC.

3.   Closing. Upon April 1, 2001 (the "Closing Date"), the purchase price for
     -------
the Shares shall be delivered to CATC by Agilent by wire transfer pursuant to CATC's instructions to an account designated not less than five business days prior to Closing. CATC shall deliver or cause to be delivered to Agilent a certificate representing the Shares (the "Closing").

4.   Representations and Warranties of CATC. CATC hereby represents and warrants
     --------------------------------------
to, and covenants and agrees with, Agilent that as of the Closing Date:

     a.   Organization, Good Standing and Qualification. CATC is a corporation
          ---------------------------------------------
duly organized, validly existing and in good standing under the laws of the State of California; is duly

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qualified to transact business and is in good standing in each jurisdiction in which such qualification is required; and has all required power and authority necessary to own, lease and operate its property, to carry on its business as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement

     b.   Authorization. All corporate action on the part of CATC, its officers,
          -------------
directors and stockholders necessary for the authorization, execution and delivery of this Agreement and all other agreements contemplated hereby to which CATC is a party, including but not limited to the Investor Rights Agreement, the performance of all obligations of CATC hereunder and thereunder, and the sale and issuance of the Shares being sold hereunder has been or will be taken prior to the Closing. This Agreement and all other agreements contemplated hereby to which CATC is a party constitute valid and legally binding obligations of CATC, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     c.   Valid Issuance, The Shares that are being purchased by Agilent
          --------------
hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of any liens, encumbrances and restrictions of any nature whatsoever, other than restrictions on transfer under this Agreement and the Investors' Rights Agreement and under applicable state and federal securities laws.

     d.   Governmental Consents. No consent, approval, order or authorization
          ---------------------
of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of CATC is required in connection with the consummation of the transactions contemplated by this Agreement, except for such filings as are required pursuant to applicable federal and state securities laws and blue sky laws, which filings will be effected within the required statutory period.

     e.   Offering. Subject in part to the truth and accuracy of Purchaser's
          --------
representations set forth in Section 4 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and the qualification or registration requirements of the Law or other applicable blue sky laws. Neither CATC nor any authorized agent acting on CATC's behalf will take any action hereafter that would cause the loss of such exemptions.

     f.   Disclosure. CATC has fully provided Agilent with all the information
          ----------
that Agilent has requested for deciding whether to purchase the Shares and all information that CATC believes is reasonably necessary to enable Agilent to make such decision. To the best of CATC's knowledge after due inquiry, neither this Agreement (including all the exhibits and schedules hereto) nor any other statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made. Except as set forth in this Agreement or the Exhibit attached hereto, there is no fact that CATC has not disclosed to Agilent in writing and of which any of its

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officers, directors or executive employees is aware and that has had or would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, customer or supplier relations, employee relations or business prospects of CATC.

     g.   Compliance. CATC has full right, authority and power under its
          -----------
governing charter documents to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of CATC pursuant to or as contemplated by this Agreement and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by CATC of this Agreement and each such other agreement, document and instrument, and the performance of the transactions contemplated hereby and thereby, do not and will not: (i) violate, conflict with or result in a default (whether after the giving of notice, lapse of time, or both) under any contract or obligation to which CATC is a party or by which it or its assets are bound;
(ii) violate or result in a violation of, or constitute a default under, any provision of any law, regulation or rule, or any order of; or any restriction imposed by, any court or other governmental agency applicable to CATC; or (iii) except for such filings as are required pursuant to applicable federal and state securities laws and blue sky laws which filings will be effected within the required statutory periods, require from CATC any notice to, declaration or filing with, or consent or approval of any governmental authority or other third party.

5.   Representations and Warranties of Agilent.
     -----------------------------------------

     a.   Suitability of Investment. Agilent represents to CATC that: (i) it has
          -------------------------
such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated by this Agreement and making an informed investment decision with respect thereto;
(ii) it is able to bear the economic risk of an investment in the Shares and can afford to sustain a substantial loss on such investment; (iii) it has had, during the course of this transaction, the opportunity to ask questions and receive answers from CATC concerning it and this Agreement; (iv) it is an "accredited investor" as such term is defined in Rule 501 under the Act; and (v) it is purchasing the Shares for its own account, for investment only and not with a view to, or any present intention of, effecting a distribution of such securities or any part thereof except pursuant to a registration or an available exemption under applicable law. Agilent acknowledges that the Shares have not been registered under the Act or the securities laws of any state or other jurisdiction and cannot be disposed of unless the Shares are subsequently registered under the Act and any applicable state laws or an exemption from such registration is available.

     b.   Shares Not Registered. Agilent understands that the Shares have not
          ---------------------
been registered under the Act, that there is no public market for the Shares and that it must bear the economic risk of investment in CATC for an indefinite period of time.

     c.   Authority to Purchase. Agilent has full right, authority and power
          ---------------------
under its governing charter documents to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of Agilent pursuant to or as contemplated by this Agreement and to carry out the transactions contemplated hereby and thereby, and the execution, delivery and performance by Agilent of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action under Aligent's governing charter documents. This Agreement and each agreement, document and instrument

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executed and delivered by Agilent pursuant to or as contemplated by this
Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of Agilent enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution, delivery and performance by Agilent of this Agreement and each such other agreement, document and instrument, and the performance of the transactions contemplated hereby and thereby, do not and will not: (i) violate, conflict with or result in a default (whether after the giving of notice, lapse of time, or both) under any contract or obligation to which Agilent is a party or by which it or its assets are bound; (ii) violate or result in a violation of, or constitute a default under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or other governmental agency applicable to Agilent; or (iii) require from Agilent any notice to, declaration or filing with, or consent or approval of any governmental authority or other third party.

     d.   Legend. Agilent acknowledges and agrees that the following legend and
          ------
such other legends as counsel for CATC shall reasonably determine are appropriate shall be typed on each certificate evidencing the Shares:

               THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITiES AND BLUE-SKY LAWS.

               Upon the request of Agilent, CATC shall remove the legend set forth above from the certificates evidencing the Shares or issue to such Shares new certificates therefor free of such legend, if with such request CATC shall have received a letter from counsel selected by the holder and reasonably satisfactory to CATC, in form and substance reasonably satisfactory to CATC, to the effect that the public sale of such Shares is not restricted under the Securities Act.

6.   Conditions of Purchaser's Obligations. Aligent's obligation to purchase and
     -------------------------------------
pay for the Shares shall be subject to the compliance by CATC with its agreements herein contained and to the fulfillment to Aligent's satisfaction, or the waiver by Agilent, on or before and at the Closing Date of the following conditions;

     a.   Satisfaction of Conditions. The representations and warranties of CATC
          --------------------------
contained in this Agreement shall be true and correct on and as of the Closing Date; each of the conditions

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specified in this Section 6 shall have been fulfilled to Agilent's satisfaction or waived in writing by Agilent; and, on the Closing Date, certificates to such effect executed by the President and Chief Financial Officer of CATC shall have been delivered to Agilent.

     b.   All Proceedings Satisfactory. All corporate and other proceedings
          ----------------------------
taken prior to or at the Closing in connection with the transactions contemplated by this Agreement, and all documents and evidences incident thereto, shall be reasonably satisfactory in form and substance to Aligent. All third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder shall have been obtained, and shall be reasonably satisfactory in form and substance to Agilent.

     c.   Investor Rights Agreement. CATC and Agilent shall have entered into
          -------------------------
the Investor Rights Agreement in substantially the form attached hereto as EXHIBIT A (the "Investor Rights Agreement").

     d.   No IPO. CATC shall not have registered shares of its Common Stock
          ------
under the Act with the Securities and Exchange Commission in connection with an initial public offering of such Shares ("IPO") which registration is effective on or before January 31, 2001.

     e.   Opinion. Aligent shall have received the opinion of Brobeck, Phleger
          -------
& Harrison LLP as outside Company counsel in substantially the form attached hereto as EXHIBIT B, which shall include such assumptions, exceptions, limitations and qualifications as are customary in the industry and are reasonably satisfactory to Agilent.

     f.   Product Development and License Agreement. The Product Development and
          -----------------------------------------
License Agreement is in full force and effect and CATC is not in material breach thereunder.

     g.   Officers' Certificate. CATC shall have delivered to Agilent (i) a
          ---------------------
certificate, dated the Closing Date and executed by the President of CATC and/or an executive officer of CATC as appropriate, certifying as to the truth and accuracy of, and attaching copies of the certificate or articles of incorporation, bylaws and all board resolutions adopted in connection with this Agreement and the Investor Rights Agreement of CATC in a form reasonably satisfactory to Agilent.

7. Conditions of CATC's Obligations. CATC's obligation to sell the Shares
   --------------------------------
shall be subject to the compliance by Agilent with its agreements herein contained and to the fulfillment to CATC's satisfaction or the waiver by CATC, on or before and at the Closing Date of the following conditions:

     a.   Satisfaction of Conditions. The representations and warranties of
          --------------------------
Agilent contained in this Agreement shall be true and correct on and as of the Closing Date; each of the conditions specified in this Section 7 shall have been fulfilled to CATC's satisfaction or waived in writing by CATC; and, on the Closing Date, the purchase price for the Shares shall have been delivered to CATC simultaneous with delivery of the certificates evidencing the Shares to Aligent.

     b.   All Proceedings Satisfactory. All corporate and other proceedings
          ----------------------------
taken prior to or at the Closing in connection with the transactions contemplated by this Agreement, and all documents and evidences incident thereto, shall be reasonably satisfactory in form and substance

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to CATC. All third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder shall have been obtained, and shall be reasonably satisfactory in form and substance to CATC.

     c.  No IPO. CATC shall not have conducted an IPO on or before January 31,
         ------
2001.

     d.  Product Development and License Agreement. The Product Development and
         -----------------------------------------
License Agreement is in full force and effect and Agilent is not in material breach thereunder.

     e.  Lock-Up Agreement. Agilent shall have entered into and delivered to the
         -----------------
Company the Lock-Up Agreement in substantially the form attached hereto as Exhibit C (the "Lock-Up Agreement").

8.   Put Right. In the event that (a) CATC terminates that Product Development
     ---------
and License Agreement for any reason other than Agilent's material breach thereunder, or (b) Agilent terminates the License Agreement in accordance with its terms as a result of CATC's material breach thereunder, Agilent shall have the right to require CATC, by written notice to CATC given within ninety (90) days of such termination, to repurchase the Shares for their original purchase price of $16.25 per Share (subject to adjustment after the date of this Agreement for stock splits, stock dividends, reverse stock splits, recapitalizations and the like). Subject to applicable law, CATC shall consummate such repurchase with a cash payment to Agilent within thirty (30) days of receiving Agilent's notice thereof.

9.   Termination. In the event that the stock purchase by Agilent from certain
     -----------
shareholders of CATC of shares of common stock of CATC as contemplated by that certain Stock Purchase and Sale Agreement entered into by Agilent and those shareholders of even date herewith is consummated, then this Agreement shall be immediately terminated and shall be of no further force or effect.

10.  Miscellaneous
     -------------

     a.  Binding Effect: Governing Law. This Agreement shall be binding upon and
         -----------------------------
inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement shall be governed and interpreted under the laws of the State of California.

     b.  Indemnification. CATC agrees to indemnify and hold harmless Agilent
         ---------------
against any investigations, proceedings, claims or actions and for any expenses, damages, liabilities or losses (joint or several) arising out of such investigations, proceedings, claims or actions that arise out of or are based upon any breach of any representation, warranty, agreement or covenant of CATC contained herein. Upon written request, CATC agrees to reimburse Agilent for any legal or other expenses reasonably incurred in connection with investigating or defending any such investigations, proceedings, claims or actions, as such expenses or other costs are incurred. Agilent may select its own counsel.

     c.  Mediation and Alternative Dispute Resolution. To the extent that any
         --------------------------------------------
misunderstanding or dispute cannot be resolved agreeably in a friendly manner between CATC and Agilent, the dispute will be mediated by a mutually-acceptable mediator to be chosen by CATC and Agilent within forty-five (45) days after written notice by one of the parties

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demanding mediation. No party may unreasonably withhold consent to the selection of a mediator, however, by mutual agreement CATC and Agilent may postpone mediation until each has completed specified but limited discovery with respect to a dispute. The parties may also agree to attempt some other form of alternative dispute resolution ("ADR") in lieu of mediation including by way of example and without limitation neutral fact-finding or mini-trial.

          Any dispute which the parties cannot resolve through good faith negotiation, mediation or other form of ADR within six months of the date of the initial demand for it by one of the parties may then be submitted to the courts for resolution. The use of any ADR procedures will not be construed under the doctrines of laches, waiver or estoppel to adversely effect the rights of either party. Nothing in this Section 9(c) will prevent any party from resorting to judicial proceedings if (i) good faith efforts to resolve the dispute under these procedures have been unsuccessful, or (ii) interim relief from a court is necessary to prevent serious and irreparable injury to one party or others.

          Agilent and CATC shall bear its own costs of mediation or ADR.

     d.  Nondisclosure. Neither Agilent nor CATC shall issue any press release
         -------------
or make any other public disclosure (including disclosure to public officials) with respect to this Agreement or the transactions contemplated by this Agreement, except as required by law, without the prior approval of the other party, which approval shall not be unreasonably withheld; provided, that either party may, if considered necessary by its counsel to fulfill its obligations as a publicly traded corporation, respond to inquiries and issue such releases as it considers necessary and appropriate, if it notifies the other party in advance of the substance of such proposed response or proposed release and gives such party reasonable opportunity for comment prior to such response or release.

     e.  Notice. Unless otherwise provided, any notice under this Agreement
         ------
shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) upon confirmation of receipt by fax by the party to be notified, (c) one business day after deposit with a reputable U.S. domestic overnight courier, prepaid for overnight delivery and addressed as set forth below, or (d) three days after deposit with the United States Post Office, postage prepaid, registered or certified with return receipt requested, or (e) two business days after deposit with an overseas urgent delivery company, and addressed to the party to be notified at the address indicated below, or at such other address as such party may designate by 10 days' advance written notice to the other party given in the foregoing manner.

             If to Agilent,

             Agilent Technologies, Inc.
             Herrenberger Str. 130 in D-71034
             Boeblingen, Germany
             Attn: General Manager
             Fax: 49 7031 142999

             with a copy to:

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             Agilent Technologies, Inc.
             395 Page Mill Road
             Palo Alto, CA 94306
             Attention: General Counsel
             Fax: (650) 752-5742



             If to CATC:.

             Computer Access Technology Corporation
             2403 Walsh Avenue
             Santa Clara, CA 95051
             Attn: President
             Fax: (408) 727-6622

             With a copy to:

             Brobeck, Phleger & Harrison LLP
             One Market Plaza, Spear Street Tower
             San Francisco, CA 94105
             Attn: Donald J. Bouey, Esq.
             Fax: (415)442-1075

     f.  Counterparts. This Agreement may be executed simultaneously in any
         ------------
number of counterparts, including counterparts transmitted by telecopier or telefax, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

               IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth above.

                                       8
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                                   PURCHASER:

                                   AGILENT TECHNOLOGIES, INC.


                                   By: /s/ Byron Anderson
                                       ------------------------------------
                                   Name: Byron Anderson
                                         ----------------------------------
                                   Its: ___________________________________

                                   SELLER:

                                   COMPUTER ACCESS TECHNOLOGY CORPORATION


                                   By:_____________________________________

                                   Name:  _________________________________

                                       9
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                                   PURCHASER:

                                   AGILENT TECHNOLOGIES, INC.


                                   By: ______________________________________

                                   Name:_____________________________________

                                   Its: _____________________________________



                                   SELLER:

                                   COMPUTER ACCESS TECHNOLOGY CORPORATION


                                   By:  /s/ Dan Wilnai
                                        -------------------------------------
                                   Name:  Dan Wilnai
                                          -----------------------------------

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